UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.       )

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LPL Financial Holdings Inc.

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For Immediate Release

LPL FINANCIAL ANNOUNCES 2020 ANNUAL MEETING OF

STOCKHOLDERS TO BE HELD AS VIRTUAL MEETING

SAN DIEGO, CA – April 15, 2020 – LPL Financial Holdings Inc. (Nasdaq: LPLA) (the “Company”) today announced that, in light of public health and safety precautions related to COVID-19, the Company’s 2020 annual meeting of stockholders will be changed from an in-person meeting to a virtual-only meeting. As previously announced, the annual meeting will be held on Wednesday, May 6, 2020 at 10 a.m. Eastern Time.

Stockholders as of 5 p.m. ET on March 9, 2020, the record date for the annual meeting, will be able to access and attend the live annual meeting webcast at http://www.virtualshareholdermeeting.com/LPLA2020 (website will be active prior to the meeting). To gain access to the meeting, stockholders will be required to enter the 16-digit control number provided on the proxy card, voting instruction form or notice regarding the availability of proxy materials previously received. Stockholders will have the same rights and opportunities to participate in the virtual meeting as they would have at an in-person meeting. The virtual meeting website will contain participation instructions.

Whether or not planning to attend the annual meeting, stockholders are encouraged to vote in advance of the annual meeting by one of the methods described in the proxy materials. Stockholders who have previously voted do not need to take any further action.

The proxy card and voting instruction form included with the previously distributed proxy materials will not be updated to reflect the change from an in-person meeting to a virtual-only meeting and may continue to be used to vote shares in connection with the annual meeting.

For further information, please refer to the Company’s proxy statement and notice regarding the availability of proxy materials, filed with the SEC on March 23, 2020, each of which can be accessed at https://investor.lpl.com under “Financials & Filings—SEC Filings.”

About LPL Financial

LPL Financial is a leader in the retail financial advice market and the nation’s largest independent broker-dealer*. We serve independent financial advisors, professionals, and institutions, providing them with the technology, research, clearing and compliance services, and practice management programs they need to create and grow thriving practices. LPL Financial enables them to provide objective guidance to millions of American families seeking wealth management, retirement planning, financial planning and asset management solutions.

Securities and Advisory Services offered through LPL Financial, a registered investment advisor.

Member FINRA/SIPC.

* As reported by Financial Planning magazine, June 1996-2019, based on total revenue.

Connect with Us!

Media Contact:

Lauren Hoyt-Williams

(980) 321-1232

Lauren.Hoyt-Williams@lpl.com